UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2008

SOUTHERN STAR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

20-2514234

(IRS Employer Identification No.)

155 – 110 Cypress Station Drive, Houston, Texas 77090

(Address of principal executive offices and Zip Code)

832.375.0330

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 1, 2008, we entered into a consulting agreement with Big Sky Management Ltd., whereby Big Sky Management agreed to provide management services to our company that are consistent with the services ordinarily provided by a Chief Executive Officer. Big Sky Management has agreed to provide the services through its employee Eric Boehnke in consideration for the payment, by our company, of $10,000 per month.

Mr. Boehnke is an executive officer and director of our company. As a result, Mr. Boehnke disclosed his interest to the remaining board members and abstained from voting on the approval of the consulting agreement with Big Sky Management.

Item 9.01 Financial Statements and Exhibits.

10.1	Consulting Agreement dated January 1, 2008 with Big Sky Management Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR ENERGY INC.

By: /s/ Eric Boehnke

Name: Eric Boehnke

Title: Chief Executive Officer and Director

Dated: January 7, 2008

CW1604144.1